Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
Brett Simpson
Senior Vice President, Investor Relations
Phone: 1-858-658-4813 | e-mail: ir@qualcomm.com
Qualcomm Announces Fourth Quarter and Fiscal 2026 Results
Fiscal 2026 GAAP Revenues: $43.1 billion
Fiscal 2026 GAAP EPS: $12.70, Non-GAAP EPS: $10.54
—Renewed Long-term QTL License Agreements with Apple, Huawei and Transsion—
—Announced Multi-Generational Product Collaboration with Amazon for AI Data Centers—
—Record QCT Automotive Revenues: Achieved First $2B Quarter, Growing 89% Year-Over-Year—
SAN DIEGO - November 4, 2026 - Qualcomm Incorporated (NASDAQ: QCOM) today announced results for its fiscal fourth quarter and year ended September 27, 2026.
“We are pleased to deliver fourth quarter non-GAAP revenues at the high end of our guidance, along with 36% year-over-year growth in combined QCT Automotive and IoT revenues,” said Cristiano Amon, President and CEO of Qualcomm Incorporated. “Fiscal 2027 marks the start of our non-handset revenue inflection, including the ramp of our Data Center business. Non-handset revenues are projected to grow by more than 60% year-over-year, and we are reiterating our fiscal 2027 Data Center revenue target of $5B.”
Fourth Quarter Results1

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Q4 Fiscal 2026	Q4 Fiscal 2025	Change	Q4 Fiscal 2026	Q4 Fiscal 2025	Change
Revenues	$10,322	$11,270	(8%)	$10,442	$11,270	(7%)
Earnings before taxes (EBT)	$1,173	$2,971	(61%)	$2,666	$3,792	(30%)
Net income	$1,251	($3,117)	+140%	$2,332	$3,257	(28%)
Diluted earnings (loss) per share (EPS)	$1.17	($2.89)	+140%	$2.17	$3.00	(28%)
Fiscal 2026 Results1,2

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Fiscal 2026	Fiscal 2025	Change	Fiscal 2026	Fiscal 2025	Change
Revenues	$43,120	$44,284	(3%)	$43,240	$44,141	(2%)
EBT	$9,414	$12,663	(26%)	$12,976	$15,458	(16%)
Net income	$13,628	$5,541	+146%	$11,311	$13,298	(15%)
EPS	$12.70	$5.01	+153%	$10.54	$12.03	(12%)
(1) Discussion regarding our use of Non-GAAP financial measures and reconciliations between GAAP and Non-GAAP results are included at the end of this news release in the sections labeled “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliations of GAAP Results to Non-GAAP Results.”
(2) Fiscal 2026 GAAP results included a $5.7 billion income tax benefit, or $5.32 per share, resulting from the release of a valuation allowance that was established in the fourth quarter of fiscal 2025.

Qualcomm Announces Fourth Quarter and Fiscal 2026 Results	Page 2 of 10

Segment Results
Fourth Quarter

	QCT			QTL
(in millions, except percentages)	Q4 Fiscal 2026	Q4 Fiscal 2025	Change	Q4 Fiscal 2026	Q4 Fiscal 2025	Change
Revenues	$9,015	$9,821	(8%)	$1,304	$1,409	(7%)
EBT	$2,142	$2,896	(26%)	$918	$1,015	(10%)
EBT as % of revenues	24%	29%	-5 points	70%	72%	-2 points
Fiscal 2026

	QCT			QTL
(in millions, except percentages)	Fiscal 2026	Fiscal 2025	Change	Fiscal 2026	Fiscal 2025	Change
Revenues	$37,208	$38,367	(3%)	$5,556	$5,582	—
EBT	$10,101	$11,670	(13%)	$4,022	$4,043	(1%)
EBT as % of revenues	27%	30%	-3 points	72%	72%	—

QCT Revenue Streams1

	Fourth Quarter			Fiscal
(in millions, except percentages)	2026	2025	Change	2026	2025	Change
Handsets	$5,137	$6,961	(26%)	$24,072	$27,793	(13%)
Automotive	1,990	1,053	+89%	6,004	3,957	+52%
IoT (internet of things)	1,888	1,807	+4%	7,132	6,617	+8%
Total QCT revenues	$9,015	$9,821	(8%)	$37,208	$38,367	(3%)
(1) We disaggregate QCT revenues based on the industries and applications in which our products are sold.
Return of Capital to Stockholders
The following table summarizes our return of capital to stockholders, through stock repurchases and cash dividends, during the fourth quarter and fiscal 2026.

	Stock Repurchases		Dividend Paid		Total Amount
(in millions, except per share data)	Shares	Amount	Per Share	Amount
Q4 Fiscal 2026	6	$1,011	$0.92	$987	$1,998
Fiscal 2026	48	$7,817	$3.62	$3,854	$11,671

Qualcomm Announces Fourth Quarter and Fiscal 2026 Results	Page 3 of 10

Business Outlook
The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our most recent annual report on file with the Securities and Exchange Commission (SEC) provides a more complete description of our risks.
The semiconductor industry is experiencing a broad-based increase in input costs across wafer fabrication, assembly, test, advanced packaging, memory and other materials. As previously disclosed, we are taking actions to reflect the higher input costs in our product pricing. We anticipate the full benefit of these actions to be reflected in QCT gross margins in the second half of fiscal 2027.
The following table summarizes GAAP and Non-GAAP guidance based on the current outlook.

Current Guidance Q1 FY27 Estimates[1]
Revenues	$10.4B - $11.2B
Supplemental Revenue Information
QCT revenues[2]	$9.0B - $9.6B
QTL revenues	$1.3B - $1.5B
GAAP diluted EPS	$1.03 - $1.23
Less diluted EPS attributable to QSI	$—
Less diluted EPS attributable to share-based compensation	($0.99)
Less diluted EPS attributable to other items[3]	($0.13)
Non-GAAP diluted EPS	$2.15 - $2.35
(1) Our outlook does not include provisions for proposed tax law changes, future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as certain investments, derivative and foreign currency transaction gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain. Our outlook includes the impact of any pending business combinations to the extent they are expected to close in the upcoming quarter. Actual results may differ materially from the outlook.
(2) Guidance as of the first quarter of fiscal 2027 is inclusive of Data Center.
(3) Our guidance for diluted EPS attributable to other items for the first quarter of fiscal 2027 is primarily related to acquisition-related items.

Qualcomm Announces Fourth Quarter and Fiscal 2026 Results	Page 4 of 10

Conference Call and Available Information
Qualcomm’s fourth quarter and fiscal 2026 earnings conference call will be broadcast live on November 4, 2026, beginning at 1:45 p.m. Pacific Time (PT) at https://investor.qualcomm.com/news-events/investor-events. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to our financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted to our Investor Relations website at
https://investor.qualcomm.com immediately prior to the commencement of the call. An audio replay will be available on our website and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (877) 660-6853 and international callers may dial (201) 612-7415. Callers should use reservation number 13762625.

Our Investor Relations website at https://investor.qualcomm.com contains a significant amount of information about us, including financial and other information for investors, and it is possible that this information could be deemed to be material information. Accordingly, investors and others interested in Qualcomm should review the information posted on our website in addition to following our press releases, SEC filings and public conference calls and webcasts.

About Qualcomm
Qualcomm is a global computing leader at the center of the AI era, enabling intelligence to scale from the most personal devices to large‑scale infrastructure. Building on more than four decades of innovation, we develop platforms and solutions that bring together advanced AI, high‑performance, low-power computing and industry‑leading connectivity—powering products and services used around the world. At Qualcomm, we are engineering human progress.

Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of our engineering and research and development functions and substantially all of our products and services businesses, including our QCT semiconductor business. Snapdragon and Qualcomm branded products are products of Qualcomm Technologies, Inc. and/or its subsidiaries. Qualcomm patents are licensed by Qualcomm Incorporated. Qualcomm, Snapdragon, Qualcomm Dragonwing and Qualcomm Dragonfly are trademarks or registered trademarks of Qualcomm Incorporated.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding: our fiscal 2027 non-handset revenue growth, Data Center business ramp and Data Center revenue target; the impact of industry-wide increases in input costs, including pricing actions we are taking in response thereto, the expected impact on our gross margins and the timing thereof; and our estimates and guidance related to revenues and earnings per share (EPS). Forward-looking statements are generally identified by words such as “estimate,” “forecast,” “guidance,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to: our dependence on a small number of mobile handset customers and licensees for a significant portion of our revenues; vertical integration by our customers; a significant portion of our business being concentrated in China, which is exacerbated by U.S./China trade and national security tensions; our ability to continue to expand our business in industries and applications beyond mobile handsets, including in automotive, the internet of things (IoT) and data center; our increasing focus on artificial intelligence (AI); our strategic acquisitions, transactions and investments, and our ability to consummate and integrate strategic acquisitions; our customers’ and licensees’ sales of products and services based on cellular communications and other technologies, and customer demand for our products and platform solutions in automotive, IoT and data center; competition in an environment of rapid technological change, and our ability to adapt to such change and compete effectively; our dependence on a limited number of third-party suppliers; risks associated with the operation and control of our manufacturing facilities; security breaches of our information technology systems, or other misappropriation of our technology, intellectual property or other proprietary or confidential information; failures in our products or in the products of our customers or licensees, including those resulting from security vulnerabilities, defects or errors; our ability to attract and retain qualified employees; the continued and future success of our licensing programs, which requires us to continue to evolve our patent portfolio and to renew or renegotiate license agreements that are expiring; efforts by some OEMs to avoid paying fair and reasonable royalties for the use of our intellectual property, and other attacks on our licensing business model; potential changes in our patent licensing practices, whether due to governmental investigations, legal challenges or otherwise; adverse rulings in governmental investigations or proceedings or other legal proceedings; difficulties in enforcing and protecting our intellectual property rights; claims by third parties that we infringe their intellectual property; our use of open source software; the cyclical nature of the semiconductor industry, declines in global, regional or local economic conditions, or our stock price and earnings volatility; geopolitical conflicts, natural disasters, health crises and other factors outside of our control; our ability to comply with laws, regulations, policies and standards; risks associated with our debt; and potential tax liabilities. These and other risks are set forth in our Annual Report on Form 10-K for the fiscal year ended September 27, 2026 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Qualcomm Announces Fourth Quarter and Fiscal 2026 Results	Page 5 of 10

QUALCOMM Incorporated
CONSOLIDATED BALANCE SHEETS
(In millions, except par value amounts)
(Unaudited)

	September 27, 2026	September 28, 2025
ASSETS
Current assets:
Cash and cash equivalents	$4,636	$5,520
Restricted cash	—	2,323
Marketable securities	3,045	4,635
Accounts receivable, net	4,199	4,315
Inventories	8,640	6,526
Other current assets	1,752	2,435
Total current assets	22,272	25,754
Deferred tax assets	5,783	743
Property, plant and equipment, net	6,104	4,690
Goodwill	16,374	11,358
Other intangible assets, net	1,925	1,148
Other assets	8,371	6,450
Total assets	$60,829	$50,143

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$3,056	$2,791
Payroll and other benefits related liabilities	1,875	1,839
Short-term debt	2,492	—
Other current liabilities	4,555	4,514
Total current liabilities	11,978	9,144
Long-term debt	12,620	14,811
Other liabilities	5,830	4,982
Total liabilities	30,428	28,937

Stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock and paid-in capital, $0.0001 par value; 6,000 shares authorized; 1,072 and 1,074 shares issued and outstanding, respectively	2,518	—
Retained earnings	27,503	20,646
Accumulated other comprehensive income	380	560
Total stockholders’ equity	30,401	21,206
Total liabilities and stockholders’ equity	$60,829	$50,143

Qualcomm Announces Fourth Quarter and Fiscal 2026 Results	Page 6 of 10

QUALCOMM Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Revenues:
Equipment and services	$8,893	$9,674	$36,895	$37,869
Licensing	1,429	1,596	6,225	6,415
Total revenues	10,322	11,270	43,120	44,284
Costs and expenses:
Cost of revenues	5,084	5,033	20,222	19,738
Research and development	2,684	2,370	10,207	9,042
Selling, general and administrative	963	910	3,701	3,110
Other	235	39	332	39
Total costs and expenses	8,966	8,352	34,462	31,929
Operating income	1,356	2,918	8,658	12,355
Interest expense	(170)	(171)	(689)	(664)
Investment and other (expense) income, net	(13)	224	1,445	972
Income before income taxes	1,173	2,971	9,414	12,663
Income tax benefit (expense)	78	(6,088)	4,214	(7,122)
Net income	$1,251	$(3,117)	$13,628	$5,541

Basic earnings (loss) per share	$1.18	$(2.89)	$12.81	$5.05
Diluted earnings (loss) per share	$1.17	$(2.89)	$12.70	$5.01
Shares used in per share calculations:
Basic	1,062	1,078	1,064	1,096
Diluted	1,073	1,078	1,073	1,105

Qualcomm Announces Fourth Quarter and Fiscal 2026 Results	Page 7 of 10

QUALCOMM Incorporated
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	September 27, 2026	September 28, 2025
Operating Activities:
Net income	$13,628	$5,541
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,630	1,602
Income tax payments (in excess) less than income tax provision	(5,858)	3,980
Share-based compensation expense	3,452	2,783
Net gains on marketable securities and other investments	(752)	(381)
Impairment losses on other investments	88	113
Net gains on equity method investments	(258)	(12)
Other items	(20)	(28)
Changes in assets and liabilities:
Accounts receivable, net	215	(365)
Inventories	(2,049)	(138)
Other assets	686	971
Trade accounts payable	(3)	119
Payroll, benefits and other liabilities	386	(173)
Net cash provided by operating activities	11,145	14,012
Investing Activities:
Capital expenditures	(2,494)	(1,192)
Purchases of debt and equity marketable securities	(2,948)	(4,694)
Proceeds from sales and maturities of debt and equity marketable securities	4,906	5,755
Acquisitions and other investments, net of cash acquired	(1,577)	(743)
Proceeds from other investments	45	61
Other items	29	13
Net cash used by investing activities	(2,039)	(800)
Financing Activities:
Proceeds from short-term debt	5,073	998
Repayment of short-term debt	(4,576)	(998)
Repayment of debt of acquired company	(174)	(4)
Proceeds from issuance of term debt	—	1,487
Repayment of term debt	—	(1,365)
Proceeds from issuance of common stock	224	404
Repurchases and retirements of common stock	(7,817)	(8,791)
Dividends paid	(3,854)	(3,805)
Payments of tax withholdings related to vesting of share-based awards	(1,134)	(1,115)
Other items	(37)	(7)
Net cash used by financing activities	(12,295)	(13,196)
Effect of exchange rate changes on cash and cash equivalents	(18)	(22)
Net decrease in total cash, cash equivalents and restricted cash	(3,207)	(6)
Total cash and cash equivalents at beginning of period (including $2,323 classified as restricted cash at September 28, 2025)	7,843	7,849
Total cash and cash equivalents at end of period (including $2,323 classified as restricted cash at September 28, 2025)	$4,636	$7,843

Qualcomm Announces Fourth Quarter and Fiscal 2026 Results	Page 8 of 10

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial measures presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, our Non-GAAP financial measures might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP financial measures are presented herein.
We use Non-GAAP financial information: (i) to evaluate, assess and benchmark our operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of our ongoing core operating businesses, including our QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against competitors. Non-GAAP measurements used by us include revenues, cost of revenues, research and development (R&D) expenses, selling, general and administrative (SG&A) expenses, other income or expenses, operating income, interest expense, net investment and other income, income or earnings before income taxes, effective tax rate, net income and diluted earnings per share. We are able to assess what we believe is a meaningful and comparable set of financial performance measures by using Non-GAAP information. In addition, the HR and Compensation Committee of our Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. We present Non-GAAP financial information to provide greater transparency to investors with respect to our use of such information in financial and operational decision-making. This Non-GAAP financial information is also used by institutional investors and analysts in evaluating our business and assessing trends and future expectations.
Non-GAAP information presented herein excludes our QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items.
•QSI is excluded because we generally expect to exit our strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed as unrelated to our operational performance.
•Share-based compensation expense primarily relates to restricted stock units. We believe that excluding share-based compensation from Non-GAAP financial information allows us and investors to make additional comparisons of the operating activities of our ongoing core businesses over time and with respect to other companies.
•Certain other items are excluded because we view such items as unrelated to the operating activities of our ongoing core businesses, as follows:
◦Acquisition-related items include amortization of acquisition-related intangible assets, substantially all of which relate to the amortization of technology-based intangible assets that is recorded in cost of revenues and will recur in future periods until the related intangible assets have been fully amortized. We view acquisition-related intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. Acquisition-related intangible assets contribute to revenue generation that has not been excluded from our Non-GAAP financial information. Acquisition-related items also include recognition of the step-up of inventories and property, plant and equipment to fair value and the related tax effects of acquisition-related items, as well as any effects from restructuring the ownership of such acquired assets. We also exclude the operating results of acquired and/or consolidated businesses that, as of close, are expected or required to be sold. Additionally, we exclude certain other acquisition-related charges such as third-party acquisition and integration services costs and costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition.
◦We exclude certain other items that we view as unrelated to our ongoing businesses, such as major restructuring and restructuring-related costs, asset impairments and awards, settlements and/or damages arising from legal or regulatory matters. We exclude gains and losses driven by the revaluation of our deferred compensation plan liabilities recognized in operating expenses and the offsetting gains and losses on the related plan assets recognized in investment and other income (expense).
◦Beginning in the first quarter of fiscal 2026, we are applying a fixed estimated Non-GAAP tax rate to determine our Non-GAAP provision for income taxes. Our Non-GAAP tax rate is determined annually based on our estimated annual GAAP income tax forecast (computed inclusive of both current and deferred income taxes), adjusted to account for items excluded from our Non-GAAP earnings before taxes as well as certain tax items that are unrelated to the fiscal year in which they are recorded. We will periodically re-evaluate the appropriateness of our Non-GAAP tax rate and may adjust for significant changes, including significant changes in our geographic earnings mix, our corporate structure or tax laws. Prior periods have not been updated for this change as the effect would not be material.

Qualcomm Announces Fourth Quarter and Fiscal 2026 Results	Page 9 of 10

Reconciliations of GAAP Results to Non-GAAP Results

	GAAP to Non-GAAP Reconciliation
(in millions, except per share data and percentages)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2]	Non-GAAP Results
Q4 Fiscal 2026
Revenues	$10,322	$—	$—	($120)	$10,442
Operating income (loss)	1,356	(3)	(873)	(537)	2,769
EBT	1,173	(123)	(873)	(497)	2,666
EBT as % of revenues	11%				26%
Net income (loss)	1,251	(97)	(768)	(216)	2,332
Diluted EPS	$1.17	($0.09)	($0.72)	($0.20)	$2.17
Diluted shares	1,073	1,073	1,073	1,073	1,073
Q4 Fiscal 2025
Revenues	$11,270	$—	$—	$—	$11,270
Operating income (loss)	2,918	(5)	(663)	(222)	3,808
EBT	2,971	2	(663)	(160)	3,792
EBT as % of revenues	26%				34%
Net (loss) income	(3,117)	1	(476)	(5,899)	3,257
Diluted EPS	($2.89)	$—	($0.44)	($5.45)	$3.00
Diluted shares[3]	1,078	1,085	1,085	1,085	1,085
Fiscal 2026
Revenues	$43,120	$—	$—	($120)	$43,240
Operating income (loss)	8,658	(11)	(3,452)	(1,116)	13,237
EBT	9,414	794	(3,452)	(904)	12,976
EBT as % of revenues	22%				30%
Net income (loss)	13,628	638	(3,011)	4,690	11,311
Diluted EPS	$12.70	$0.59	($2.81)	$4.37	$10.54
Diluted shares	1,073	1,073	1,073	1,073	1,073
Fiscal 2025
Revenues	$44,284	$—	$—	$143	$44,141
Operating income (loss)	12,355	(13)	(2,783)	(302)	15,453
EBT	12,663	180	(2,783)	(192)	15,458
EBT as % of revenues	29%				35%
Net income (loss)	5,541	142	(2,167)	(5,732)	13,298
Diluted EPS	$5.01	$0.13	($1.96)	($5.19)	$12.03
Diluted shares	1,105	1,105	1,105	1,105	1,105
(1) Further details of amounts included in the “Other Items” column for the current periods are included at the end of this news release in the table labeled “Supplemental Information and Reconciliations.” Details of amounts included in the “Other Items” column for the prior periods are included in the news release for those periods.
(2) In the fourth quarter and fiscal 2026, other items excluded from Non-GAAP revenues included a payment to a customer resulting from a recent legal settlement.
(3) As a result of the net loss in our GAAP results in the fourth quarter of fiscal 2025, all of the common share equivalents issuable under our equity compensation plans had an anti-dilutive effect and were therefore excluded from the computation of GAAP diluted loss per share. Amounts in all other columns included such common share equivalents in the calculation of diluted earnings per share because we reported Non-GAAP net income.
Sums may not equal totals due to rounding

Qualcomm Announces Fourth Quarter and Fiscal 2026 Results	Page 10 of 10

Q4 Fiscal 2026 Supplemental Information and Reconciliations
(in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2]	Non-GAAP Results
Cost of revenues	$5,084	$—	$26	$90	$4,968
Research and development expenses	2,684	—	682	30	1,972
Selling, general and administrative expenses	963	3	165	62	733
Other	235	—	—	235	—
Interest expense	170	—	—	1	169
Investment and other (expense) income, net	(13)	(120)	—	41	66
Income tax (benefit) expense	(78)	(26)	(105)	(281)	334
(1) Other items excluded from Non-GAAP results included $235 million of restructuring and restructuring-related charges, $141 million of acquisition-related charges and $1 million of interest expense related to a fine imposed on us by the European Commission in 2019. Other items excluded from Non-GAAP results also included $41 million of losses driven by the revaluation of our deferred compensation plan liabilities, which increases operating expenses, offset by a corresponding $41 million of gains driven by the revaluation of the associated plan assets, which were included within investment and other (expense) income, net.
(2) Tax benefit in the “Other Items” column represents an adjustment to arrive at our fixed estimated Non-GAAP tax rate of 12.5% for the fourth quarter of fiscal 2026 and includes the benefit from foreign currency gains related to our Korean withholding tax receivable.
Sums may not equal totals due to rounding.

Fiscal 2026 Supplemental Information and Reconciliations
(in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2]	Non-GAAP Results
Cost of revenues	$20,222	$—	$101	$287	$19,834
Research and development expenses	10,207	—	2,569	128	7,510
Selling, general and administrative expenses	3,701	11	782	249	2,659
Other	332	—	—	332	—
Interest expense	689	—	—	5	684
Investment and other income, net	1,445	805	—	217	423
Income tax (benefit) expense	(4,214)	156	(441)	(5,594)	1,665
(1) Other items excluded from Non-GAAP results included $435 million of acquisition-related charges (net of a $37 million gain on settlement of debt of an acquired company), $343 million of restructuring and restructuring-related charges, and $5 million of interest expense related to the 2019 EC fine. Other items excluded from Non-GAAP results also included $177 million of losses driven by the revaluation of our deferred compensation plan liabilities, which increases operating expenses, offset by a corresponding $176 million of gains driven by the revaluation of the associated plan assets, which were included within investment and other income, net.
(2) Tax benefit in the “Other Items” column represents an adjustment to arrive at our fixed estimated Non-GAAP tax rates of 13.5% in the first quarter and 12.5% in the remaining quarters of fiscal 2026, resulting in a blended full-year rate of approximately 13%. This adjustment is primarily related to a $5.7 billion income tax benefit from the release of a valuation allowance in the second quarter of fiscal 2026 as we now expect to realize our existing federal deferred tax assets, partially offset by the impact of the amortization of previously capitalized domestic research and development expenditures for U.S. federal income tax purposes (for which the initial benefit was previously excluded from our Non-GAAP results).
Sums may not equal totals due to rounding.